UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2015, the Board of Directors of The Sherwin-Williams Company approved an amendment and restatement of its Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation became effective on February 18, 2015 upon filing of the amendment and restatement with the Ohio Secretary of State. Pursuant to the amendment and restatement, the Board of Directors eliminated the series of Serial Preferred Stock designated “ESOP Serial Preferred Stock.” No shares of ESOP Serial Preferred Stock were outstanding on that date.

The foregoing description of the amendment and restatement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Incorporation, a copy of which is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is filed with this Report:

Exhibit No.	Exhibit Description

3	Amended and Restated Articles of Incorporation of The Sherwin-Williams Company, as amended through February 18, 2015 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

February 19, 2015	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3	Amended and Restated Articles of Incorporation of The Sherwin-Williams Company, as amended through February 18, 2015 (filed herewith).

4